Exhibit 99.1
Samsara Reports First Quarter Fiscal Year 2024 Financial Results
•Q1 revenue of $204.3 million, representing 43% year-over-year growth
•Ending ARR of $856.2 million, representing 41% year-over-year growth
•1,375 customers with ARR over $100,000, up 53% year-over-year
SAN FRANCISCO, June 1, 2023 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations Cloud, reported financial results for the first quarter ended April 29, 2023, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“We delivered another strong quarter of growth, with ending ARR of over $850 million, growing more than 40% year-over-year,” said Sanjit Biswas, CEO and co-founder of Samsara. “In this current environment, our customers are prioritizing investments in solutions that help them control costs and deliver rapid ROI by running safer, smarter, and more efficient operations. I continue to be inspired by the strength and resilience of our customer base, and we are proud to empower the people who power the world.”
First Quarter Fiscal Year 2024 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q1 FY2024	Q1 FY2023	Y/Y Change
Annual Recurring Revenue (ARR)	$856.2	$607.2	41%
Total revenue	$204.3	$142.6	43%
GAAP gross profit	$146.8	$103.0	$43.8
GAAP gross margin	72%	72%	—	pt
Non-GAAP gross profit	$149.7	$104.8	$44.9
Non-GAAP gross margin	73%	73%	—	pt
GAAP operating loss	$(75.8)	$(70.2)	$(5.6)
GAAP operating margin	(37%)	(49%)	12	pts
Non-GAAP operating loss	$(19.0)	$(25.5)	$6.5
Non-GAAP operating margin	(9%)	(18%)	9	pts
GAAP net loss per share	$(0.13)	$(0.14)	$0.01
Non-GAAP net loss per share	$(0.02)	$(0.05)	$0.03
Net cash provided by (used in) operating activities	$10.5	$(48.8)	$59.3
Adjusted free cash flow	$(2.2)	$(50.7)	$48.5
Net cash provided by (used in) operating activities margin	5%	(34%)	39	pts
Adjusted free cash flow margin	(1%)	(36%)	35	pts
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.

Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the second quarter and fiscal year 2024, Samsara expects the following:

	Q2 FY2024 Outlook	FY 2024 Outlook
Total revenue	$206 million – $208 million	$866 million – $874 million
Year/Year growth	34% – 35%	33% – 34%
Non-GAAP operating margin	(9%)	(5%)
Non-GAAP net loss per share	($0.03) – ($0.02)	($0.02) – $0.00
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations™ Cloud, which allows businesses that depend on physical operations to harness Internet of Things (IoT) data to develop actionable business insights and improve their operations. Samsara operates in North America and Europe and serves tens of thousands of customers across a wide range of industries including transportation, wholesale and retail trade, construction, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, and food and beverage. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Investor Day and Customer Conference
Samsara will host an Investor Day on Thursday, June 22, 2023 at 12:30 p.m. Pacific Time (3:30 p.m. Eastern Time), where we will provide additional insights into Samsara’s trajectory and the overall state of physical operations. This event will be held in conjunction with our customer conference, Samsara Beyond, in Austin, TX.
A live webcast of Investor Day may be accessed at https://investors.samsara.com/.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as non-GAAP gross margin, non-GAAP operating margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the COVID-19 pandemic, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Financial Measures—Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which is a cash expense, is excluded because such taxes are tied to the timing and size of the vesting of the underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Lease modification, impairment, and related charges are excluded because such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit plus stock-based compensation expense-related charges, including employer taxes on employee equity transactions, included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin—We define non-GAAP loss from operations, or non-GAAP operating loss, as loss from operations excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. Non-GAAP operating margin is defined as non-GAAP operating loss as a percentage of total revenue. We use non-GAAP loss from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP loss from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share—We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net loss and non-GAAP net loss per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment, plus non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	April 29, 2023	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$192,052	$200,670
Short-term investments	533,931	489,192
Accounts receivable, net	102,564	122,867
Inventories	32,403	40,571
Connected device costs, current	86,277	82,046
Prepaid expenses and other current assets	23,324	22,189
Total current assets	970,551	957,535
Restricted cash	24,296	23,096
Long-term investments	87,770	113,101
Property and equipment, net	58,695	59,278
Operating lease right-of-use assets	97,400	112,624
Connected device costs, non-current	200,327	194,852
Deferred commissions	143,684	140,166
Other assets, non-current	15,823	16,356
Total assets	$1,598,546	$1,617,008
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,239	$30,144
Accrued expenses and other current liabilities	55,718	53,824
Accrued compensation and benefits	26,598	36,030
Deferred revenue, current	319,141	300,113
Operating lease liabilities, current	10,169	22,047
Total current liabilities	440,865	442,158
Deferred revenue, non-current	130,802	126,452
Operating lease liabilities, non-current	95,209	100,873
Other liabilities, non-current	9,075	9,506
Total liabilities	675,951	678,989
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	7	7
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,160,399	2,107,013
Accumulated other comprehensive loss	(1,606)	(652)
Accumulated deficit	(1,236,228)	(1,168,372)
Total stockholders’ equity	922,595	938,019
Total liabilities and stockholders’ equity	$1,598,546	$1,617,008

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	April 29, 2023	April 30, 2022
Revenue	$204,320	$142,645
Cost of revenue	57,557	39,618
Gross profit	146,763	103,027
Operating expenses
Research and development	60,366	40,985
Sales and marketing	118,955	87,449
General and administrative	43,266	43,742
Lease modification, impairment, and related charges	—	1,056
Total operating expenses	222,587	173,232
Loss from operations	(75,824)	(70,205)
Interest income and other income (expense), net	8,895	(60)
Loss before provision for income taxes	(66,929)	(70,265)
Provision for income taxes	927	723
Net loss	$(67,856)	$(70,988)
Other comprehensive income (loss):
Foreign currency translation adjustments	(913)	178
Unrealized gains (losses) on investments, net of tax	(41)	—
Other comprehensive income (loss)	(954)	178
Comprehensive loss	$(68,810)	$(70,810)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.14)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	526,403,398	507,295,982

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 29, 2023	April 30, 2022
Operating activities
Net loss	$(67,856)	$(70,988)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,484	2,360
Stock-based compensation expense	52,948	43,612
Lease modification, impairment, and related charges	—	1,056
Other non-cash adjustments	(6,163)	2,117
Changes in operating assets and liabilities:
Accounts receivable, net	20,822	(4,790)
Inventories	8,168	(8,925)
Prepaid expenses and other current assets	(1,179)	(2,996)
Connected device costs	(9,707)	(16,312)
Deferred commissions	(3,518)	(2,258)
Other assets, non-current	533	2,992
Accounts payable and other liabilities	(8,511)	(10,232)
Deferred revenue	23,377	16,172
Operating lease right-of-use assets and liabilities, net	(1,944)	(590)
Net cash provided by (used in) operating activities	10,454	(48,782)
Investing activities
Purchase of property and equipment	(2,499)	(10,668)
Purchases of investments	(192,389)	—
Proceeds from maturities and redemptions of investments	177,159	—
Net cash used in investing activities	(17,729)	(10,668)
Financing activities
Proceeds from issuance of common stock in connection with equity compensation plans	159	249
Payment of offering costs	—	(1,742)
Payment of principal on finance leases	(448)	(241)
Net cash used in financing activities	(289)	(1,734)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	146	(191)
Net decrease in cash, cash equivalents, and restricted cash	(7,418)	(61,375)
Cash, cash equivalents, and restricted cash, beginning of period	223,766	944,310
Cash, cash equivalents, and restricted cash, end of period	$216,348	$882,935

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	April 29, 2023	April 30, 2022
Gross profit and gross margin reconciliation
GAAP gross profit	$146,763	$103,027
Add:
Stock-based compensation expense-related charges (1)	2,915	1,760
Non-GAAP gross profit	$149,678	$104,787
GAAP gross margin	72%	72%
Non-GAAP gross margin	73%	73%

Operating loss and operating margin reconciliation
GAAP loss from operations	$(75,824)	$(70,205)
Add:
Stock-based compensation expense-related charges (1)	56,793	43,667
Lease modification, impairment, and related charges	—	1,056
Non-GAAP loss from operations	$(19,031)	$(25,482)
GAAP operating margin	(37)%	(49)%
Non-GAAP operating margin	(9)%	(18)%
__________
(1)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended
	April 29, 2023	April 30, 2022
Cost of revenue	$2,915	$1,760
Research and development	22,053	13,520
Sales and marketing	16,320	14,359
General and administrative	15,505	14,028
Total stock-based compensation expense-related charges (2)	$56,793	$43,667
__________
(2)Stock-based compensation expense-related charges included approximately $3.8 million and $0.1 million of employer taxes on employee equity transactions for the three months ended April 29, 2023 and April 30, 2022, respectively.

	Three Months Ended
	April 29, 2023	April 30, 2022
GAAP net loss	$(67,856)	$(70,988)
Add:
Stock-based compensation expense-related charges, net of applicable taxes	56,793	43,667
Lease modification, impairment, and related charges, net of applicable taxes	—	1,056
Non-GAAP net loss	$(11,063)	$(26,265)

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	April 29, 2023	April 30, 2022
Net loss per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.14)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.11	0.09
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.05)

	Three Months Ended
	April 29, 2023	April 30, 2022
Adjusted free cash flow and adjusted free cash flow margin reconciliation
Net cash provided by (used in) operating activities	$10,454	$(48,782)
Purchase of property and equipment	(2,499)	(10,668)
Purchase of property and equipment for build-out of corporate office facilities, net of tenant allowances (1)	(10,179)	8,768
Adjusted free cash flow (1)	$(2,224)	$(50,682)
Net cash provided by (used in) operating activities margin	5%	(34)%
Adjusted free cash flow margin (1)	(1)%	(36)%
__________
(1)In April 2023, we settled a lease dispute which was primarily related to lease incentives associated with leasehold improvements in the form of a tenant allowance and received $11.3 million.